Exhibit 23.5

Consent of Independent Auditors

We consent to the incorporation by reference in Post Effective Amendment No. 1 to the following Registration Statements and related Prospectuses of HA Sustainable Infrastructure Capital, Inc. (f/k/a Hannon Armstrong Sustainable Infrastructure Capital, Inc.) for the registrations of common stock:

1.	Registration Statement (Form S-3 No. 333-265594) of HA Sustainable Infrastructure Capital, Inc.,

2.	Registration Statement (Form S-3 No. 333-269145) of HA Sustainable Infrastructure Capital, Inc., and

3.	Registration Statement (Form S-3 No. 333-275969) of HA Sustainable Infrastructure Capital, Inc.,

of our report dated March 28, 2024, with respect to the consolidated financial statements of Daggett Renewable Holdco LLC and subsidiaries included in HA Sustainable Infrastructure Capital, Inc.’s Annual Report (Form 10-K/A) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

July 23, 2024